                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 30, 1999



                           SPINNAKER INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)



DELAWARE                           000-09559                 06-0544125
(State of                       ----------------             (IRS Employer
incorporation)                  (Commission File             Identification No.)



                         1700 PACIFIC AVENUE, SUITE 1600
                               DALLAS, TEXAS 75201
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  214-855-0322





                            Exhibit Index on page  3
                                                  ---

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 9, 1999, Spinnaker Industries, Inc., a Delaware corporation (the "Registrant"), entered into a Stock Purchase Agreement with Intertape Polymer Group, Inc. ("Intertape") for the sale of its main industrial tape subsidiary, Central Products Company ("Central") and concurrently entered into an Asset Purchase Agreement with Intertape providing for the sale of substantially all of the assets of its other industrial tape unit, Spinnaker Electrical Tape Company ("Electrical", and together with Central, the "Industrial Tape Businesses"). Intertape, headquartered in Montreal, Quebec, develops, manufactures and markets a wide variety of specialized plastic and paper based packaging products and packaging systems for industrial uses.

The disposition by the Registrant of the Industrial Tape Businesses (the "Disposition") was completed with the sale of Central effective as of August 9, 1999. The sale of the assets of Electrical closed on July 30, 1999. The Industrial Tape Businesses generated $121.8 million, $119.7 million and $124.1 million of net sales for fiscal years ended December 31, 1998, 1997 and 1996, respectively, and $53.5 million and $57.9 million for the six month periods ended June 30, 1999 and 1998, respectively.

General corporate office expenses related to finance and administrative functions including public company compliance reporting, bank and investor relations, taxes other than income taxes and holding company payroll, historically allocated and charged to the industrial tape segment were reversed and allocated back to continuing operations. These expenses were not considered to be directly attributed to the Industrial Tape Businesses and remain an expense of the continuing operations of the Registrant.

The purchase price paid by Intertape to the Registrant for the Industrial Tape Businesses was allocated as follows: approximately $81,450,000 in cash and five-year warrants to purchase 300,000 shares of Intertape common stock at a strike price of $29.50 per share for Central and $23,000,000 in cash for Electrical. Intertape is a publicly traded company with its common shares listed on the American Stock Exchange and the Toronto Stock Exchange under the stock symbol "ITP". Intertape's common stock closed at approximately $28 per share on August 6, 1999.

Proceeds from the sale of Central were first used to satisfy related transaction costs and to repay $18.1 million of working capital revolver debt, which included all amounts owed by Central under the Registrant's $60 million revolving credit facility. The balance of the proceeds, estimated to be approximately $60 million, are available to invest in any business, capital expenditure, or other tangible asset in the "Permitted Businesses", as defined in the Indenture. Any proceeds not so invested within 270 days after the closing of the sale of Central or not used to permanently reduce indebtedness (other than subordinated debt) shall be used to repurchase the Registrant's 10 3/4% Senior Secured Notes (the "Senior Notes") on a pro rata basis as required by the Indenture. The proceeds from the sale of the Electrical assets, an unrestricted subsidiary, were used to repay certain term debt and working capital revolver debt collateralized by the assets of Electrical. The remaining proceeds, estimated to be approximately $16 million, will be available for general purposes or investments, which may include purchasing Senior Notes in the open market. Senior Notes currently trade at a substantial discount from the principal amount. This document contains certain forward looking information.

It should be recognized that such information represents estimates or forecasts based upon various assumptions, including the matters referred to therein, as well as meeting the Registrant's internal performance assumptions regarding expected operating performance and the expected performance of the economy as it impacts Registrant's businesses. As a result, such information is subject to various uncertainties, inaccuracies and risks.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial statements of the Registrant and the Industrial Tape Businesses as of June 30, 1999 and the six month period then ended. Unaudited pro forma statement of operations for the year ended December 31, 1998.

    (c)  EXHIBITS



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                       SPINNAKER INDUSTRIES, INC.

Date:  August 16, 1999                 By: /s/ Craig J. Jennings
                                          ---------------------------
                                                Craig J. Jennings
                                             Vice President, Finance
                                                  and Treasurer

                      UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma financial information of the Registrant is based on the historical consolidated financial statements of the Registrant and has been prepared to illustrate the effects of the Disposition as though it had occurred as of the beginning of the period presented for the pro forma statement of operations. Defined terms herein have the meanings given to them in the Form 8-K of which this is a part.

The pro forma adjustments include, in the opinion of management, all adjustments necessary to give pro forma effect to the Disposition as though such transaction had occurred as of the beginning of the period presented for the pro forma statement of operations and as if it had occurred on June 30, 1999 for the pro forma balance sheet.

The unaudited pro forma financial information is not necessarily indicative of how the Registrant's balance sheet and results of operations would have been presented had the Disposition actually been consummated at the assumed date, nor is it necessarily indicative of presentation of the Registrant's balance sheet and results of operations for any future period. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included in the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998 and the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

The pro forma adjustments are based upon available information. These adjustments are directly attributable to the Disposition and are expected to have a continuing impact on the Registrant's business, results of operations, and financial position.

                            SPINNAKER INDUSTRIES, INC

                        UNAUDITED PRO FORMA BALANCE SHEET
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                   DISPOSITION
                                                                  OF INDUSTRIAL     PRO FORMA        PRO FORMA
                                                 JUNE 30, 1999    TAPE BUSINESS    ADJUSTMENTS     JUNE 30, 1999
                                                 -------------    -------------    -----------     -------------
ASSETS
Current assets:
     Cash                                          $      --       $      --       $ 75,512 (1)      $ 75,512
     Accounts receivable, net                         19,428              --             --            19,428
     Inventories, net                                 26,197              --             --            26,197
     Prepaid expenses and other                        2,016              --             --             2,016
     Net current assets of discontinued
         operations                                   31,986         (31,986)            --                --
                                                   ---------       ---------       --------          --------
Total current                                         79,627         (31,986)        75,512           123,153

Property, plant and equipment, net                    39,531              --             --            39,531
Other assets, net                                     28,279              --          3,000 (2)        31,279
Net non-current assets of discontinued
         operations                                   69,491         (69,491)            --                --
                                                   ---------       ---------       --------          --------
TOTAL ASSETS                                       $ 216,928       $(101,477)      $ 78,512          $193,963
                                                   ---------       ---------       --------          --------
                                                   ---------       ---------       --------          --------

LIABILITIES AND STOCKHOLDERS'
     EQUITY
Current liabilities:
     Accounts payable & accrued liabilities        $  22,188       $      --       $     --          $ 22,188
     Current portion of long term debt                 1,862              --         (1,143)(3)           719
     Working capital revolver                         38,332              --        (20,095)(4)        18,237
     Net current liabilities of discontinued
         operations                                   15,338         (15,338)            --                --
                                                   ---------       ---------       --------          --------
Total current liabilities                             77,720         (15,338)       (21,238)           41,144

Long term debt, less current portion                 125,762              --         (3,750)(3)       122,012
Deferred income taxes & pension liabilities            2,334              --          7,728 (5)        10,062
Net non-current liabilities of discontinued
         operations                                    6,280          (6,280)            --                --

Stockholders' equity                                   4,832         (79,859)        95,772            20,745
                                                   ---------       ---------       --------          --------
TOTAL LIABILITIES & STOCKHOLDERS'
     EQUITY                                        $ 216,928       $(101,477)      $ 78,512          $193,963
                                                   ---------       ---------       --------          --------
                                                   ---------       ---------       --------          --------

                            SPINNAKER INDUSTRIES, INC

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)


                                                                   DISPOSITION                     PRO FORMA
                                                  YEAR ENDED     OF INDUSTRIAL      PRO FORMA      YEAR ENDED
                                                   12/31/98      TAPE BUSINESS     ADJUSTMENTS      12/31/98
                                                  ----------     -------------     -----------     ----------
Net sales                                          $280,941        $121,806          $    --        $159,135

Cost of sales                                       247,071         105,641               --         141,430
                                                   --------        --------          -------        --------

Gross margin                                         33,870          16,165               --          17,705

Selling, general and administrative expense          25,303          12,876               --          12,427
                                                   --------        --------          -------        --------

Income (loss) from operations                         8,567           3,289               --           5,278

Interest expense                                     16,976              --           (1,755)(6)      15,221

Interest income                                          --              --            3,625 (7)       3,625

Other income (expense) - net                            (86)            (21)              --             (65)
                                                   --------        --------          -------        --------

Loss from continuing operations before
    income taxes                                     (8,495)          3,268            5,470          (6,383)

Income tax provision (benefit)                       (1,876)            722              256 (8)      (1,410)
                                                   --------        --------          -------        --------

Net loss from continuing operations                $ (6,619)       $  2,546          $ 5,214        $ (4,973)
                                                   --------        --------          -------        --------
                                                   --------        --------          -------        --------

Earnings per common share-
    loss from continuing operations                $  (0.92)                                        $  (0.69)
                                                   --------                                         --------
                                                   --------                                         --------

                            SPINNAKER INDUSTRIES, INC

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                               PRO FORMA
                                                  SIX MONTHS                   SIX MONTHS
                                                    ENDED       PRO FORMA         ENDED
                                                   6/30/99     ADJUSTMENTS      6/30/99
                                                  ----------   -----------     ----------
Net sales                                          $79,740       $    --         $79,740

Cost of sales                                       73,031            --          73,031
                                                  ----------   -----------     ----------

Gross margin                                         6,709            --           6,709

Selling, general and administrative expense          5,976            --           5,976
                                                  ----------   -----------     ----------

Income (loss) from operations                          733            --             733

Interest expense                                     4,383         3,497 (9)       7,880

Interest income                                         --         1,812 (7)       1,812

Other income (expense) - net                           850            --             850
                                                  ----------   -----------     ----------

Loss from continuing operations before
   income taxes                                     (2,800)       (1,685)         (4,465)

Income tax provision (benefit)                        (724)         (431)(8)      (1,155)
                                                  ----------   -----------     ----------

Net loss from continuing operations                $(2,076)      $(1,254)        $(3,310)
                                                  ----------   -----------     ----------
                                                  ----------   -----------     ----------

Earnings per common share-
     Loss from continuing operations               $ (0.28)                      $ (0.45)
                                                  ----------                   ----------
                                                  ----------                   ----------

                           SPINNAKER INDUSTRIES, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

GENERAL

The Registrant's unaudited pro forma statement of operations for the year ended December 31, 1998 is based the statement of operations represented in the Registrant's annual report on Form 10-K and has not been restated to present the industrial tape segment as a discontinued operation. The Registrant's unaudited pro forma statement of operations for the six months ended June 30, 1999 is based on the statement of operations presented in the Registrant's June 30, 1999 Form 10-Q and has been presented as a discontinued operation since the April 9, 1999 measurement date.

The Registrant has not determined whether it will retire a pro rata portion of indebtedness related to the Industrial Tape Business, other than the repayment of certain borrowings under the Registrant's $60 million revolving credit facility ("Spinnaker Credit Facility") and borrowings under the Electrical revolving credit facility at closing.

Net proceeds from the Central sale are available to invest in any business, capital expenditure or other tangible asset in the Permitted Businesses, as defined in the Indenture. Any proceeds not so invested within 270 days after the closing of the sale of Central or not used to permanently reduce indebtedness shall be used to repurchase the Senior Notes on a pro rata basis as required by the Indenture.

Interest expense attributed to the Senior Notes and related deferred financing has historically been allocated based on the pro rata share of subsidiary debt obligations retired with the proceeds from the issuance of the Senior Notes to total debt obligations retired. The Senior Notes proceeds were used to extinguish certain outstanding term and revolver obligations in October 1996. As a result, interest expense, as presented on a historical basis, may not necessarily be indicative of interest expense of continuing operations. Interest expenses charged to the discontinued industrial tape segment total $4.2 million in the six month period ended June 30, 1999 and $9.2 million for the year ended December 31, 1999.

(1) Represents estimated net cash proceeds from the disposition of the Industrial Tape Businesses, calculated as follows:

                  ($ in millions)
                                                                    Central     Electrical
                                                                    -------     ----------
                  Cash purchase price                               $ 81.5        $ 23.0
                  Less:  Estimated expenses, fees and taxes            3.5            .5
                         Repayment of debt at closing                 18.1           6.9
                                                                    ------        ------
                  Net cash proceeds                                 $ 59.9        $ 15.6
                                                                    ------        ------
                                                                    ------        ------

(2) Represents estimated value of five-year warrants to purchase 300,000 shares of Intertape common stock at a strike price of $29.50 per share.

(3) Represents repayment of Electrical term debt with an original principal amount of $4.5 million and the Registrant's subordinated note with an original principal amount of $0.5 million.

(4) Represents repayment of certain borrowings under Spinnaker Credit Facility and approximately $2.0 million for repayment of borrowings under the Electrical revolving credit facility.

(5)  Represents deferred taxes on the sale of Industrial Tape Business.

(6) Represents the elimination of working capital revolver interest associated with repayments of certain borrowings under the Spinnaker Credit Facility and $2.0 million under the Electrical revolving credit facility at closing.

(7) Represents interest income earned on net proceeds invested in institutional money market funds, yielding an average return of 4.80%.

(8) Represents income tax adjustment required to reflect the estimated effective tax rate for continuing operations.

(9) Represents the adjustment required to reverse and allocate back to continuing operations Senior Note interest historically allocated to Central based on the pro rata share of Central's debt obligations retired with the proceeds from the issuance of the Senior Notes, to total debt obligations retired.